                                                                   EXHIBIT 99.1

Contacts:                                                      [TiVo Inc. Logo]

Investor Relations:  Public Relations:
Ed Lockwood          Rebecca Baer
(408) 519-9345       (408) 519-9225
Email: ir@tivo.com   Email: Rebecca@tivo.com

                    TiVo Plans Private Placement Financing

   San Jose, California, July 24, 2001--TiVo Inc. (NASDAQ: TIVO) announced today that, subject to market and other conditions, it plans to sell approximately $50 million to $75 million aggregate principal amount of convertible subordinated notes with common stock warrants in a private placement.

   The securities are being sold to accredited investors in reliance on Regulation D under the Securities Act of 1933. The offer and sale of the securities will not be, and have not been, registered under the Securities Act. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

   This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities.

   This press release contains forward-looking statements regarding a potential offering by TiVo Inc. You can identify forward-looking statements by use of forward-looking terminology such as "believes," "anticipates," "expects," "plans," "may," "will," "intends" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Such forward-looking statements have known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements.